                                                                    Exhibit 2


                   AMENDMENT TO SECURITIES PURCHASE AGREEMENT
                   ------------------------------------------

         THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the "Amendment") is made as of June 28, 1999, by and among Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), Wyndham International, Inc., a Delaware corporation ("Wyndham," and together with Patriot, the "Companies"), Patriot American Hospitality Partnership, L.P. ("Patriot OP"), Wyndham International Operating Partnership, L.P. ("Wyndham OP," and together with Patriot OP, the "Operating Partnerships") and the parties identified on the signature page hereof as the Original Investors (the "Original Investors"). All capitalized terms used herein without definition shall have the meanings ascribed to them in that certain Securities Purchase Agreement dated as of February 18, 1999 by and among the Companies, the Operating Partnerships and the Original Investors (the "Securities Purchase Agreement').

         WHEREAS, the Companies, the Operating Partnerships, and the Original Investors desire to make certain amendments to the Securities Purchase Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Definition of Permitted Assignees and Permitted Third Party Transferee. The term "Permitted Assignees" as defined in Section 1.1(b) of the Securities Purchase Agreement shall include (i) the voting trusts formed or to be formed by Beacon Capital Partners, Inc. and Beacon Capital Partners, L.P. ("Beacon") for the purpose of holding Beacon's Shares, as described in that certain Confidential Information Statement prepared by Beacon dated June 8, 1999, as amended, and (ii) The Dartmouth Trust, The Franklin Trust and The Bonnybrook Trust. The term "Permitted Third Party Transferees" as defined in
Section 1.1(b) of the Securities Purchase Agreement shall include the beneficiaries of AIF/THL PAH LLC (other than Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., which shall be deemed to be Permitted Assignees of Apollo Investment Fund IV, L.P. and Apollo Real Estate Investment Fund III, L.P.) to the extent that AIF/THL PAH LLC distributes Shares to these beneficiaries and these beneficiaries agree to be bound by the terms and conditions of the Securities Purchase Agreement.

         2. Delayed Closing of Portion of Shares Purchase.

                  (a) Section 1.2 of the Securities Purchase Agreement is hereby amended by adding the following sentence at the end of Section 1.2:






                  "Notwithstanding anything contained in this Agreement to the contrary, upon the terms and subject to the conditions set forth herein, on July 1, 1999, Wyndham will issue and sell to Beacon, and, in reliance on the representations and warranties of the Companies and the Operating Partnerships contained herein, Beacon will purchase from Wyndham 450,000 Shares (the "Delayed Purchase Shares") of the 1,500,000 Shares to be purchased by Beacon pursuant to Section 1.1, for a purchase price of $100.00 per Share. Beacon, in its sole discretion, may fund up to $45 million (but only to the extent that the same, less accrued interest and exit fees, has been advanced by Beacon on or prior to July 1, 1999) of the Purchase Price of the Delayed Purchase Shares through transfer of all or part of Beacon's loan receivable, plus accrued interest and exit fees, from PAH Realty Company, LLC which is secured by a mortgage on the Batterymarch hotel, Boston, Massachusetts (the "Batterymarch Mortgage Loan")."

         (b) Section 2.1 of the Securities Purchase Agreement is hereby amended by adding the following sentence at the end of Section 2.1:

                  "Notwithstanding anything contained in this Agreement to the contrary, for purposes of all matters in this Agreement relating to the purchase and sale of the Delayed Purchase Shares, including, without limitation the satisfaction of the conditions precedent contained in Article V of this Agreement, the term "Closing" shall mean the closing of the purchase and sale of the Delayed Purchase Shares, and the term "Closing Date" shall mean July 1, 1999.

         3. Unaccredited Investors as Permitted Assignees. Section 4.1(b) of the Securities Purchase Agreement is amended by deleting the last sentence of
Section 4.1(b) and replacing it with the following"

         "Each Investor, other than three of the Permitted Assignees of Thomas
         H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Charitable Investment L.P., and THL-CCI Limited Partnership qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder."

         4. Definition of "Covered Anatole Termination". Section 10.2(a) of the Securities Purchase Agreement is amended so that the defined term "Covered Anatole Termination" shall mean any termination of the Anatole Management Contract pursuant to Section 12.2(2) of the Anatole Management Contract, as amended February 16, 1999. The Companies and the Operating Partnerships agree to make no further amendments to Section 12.2(2) of the Anatole Management Contract without the Investors' prior written consent.

         5. Restructuring Plan. The first sentence of paragraph number 6 of Exhibit A - Restructuring Plan, to the Securities Purchase Agreement is hereby amended to change the reference in such sentence from "voting stock" to "non-voting stock."

         6. Form of Bylaws. Exhibit C to the Securities Purchase Agreement, Form of Amended and Restated Bylaws of Wyndham, is hereby deleted and replaced in its entirety with the attached Exhibit C.

         7. Form of Certificate of Designation of Series B Convertible Preferred Stock. Exhibit G to the Securities Purchase Agreement, Form of Certificate of Designation of Series B Convertible Preferred Stock, is hereby deleted and replaced in its entirety with the attached Exhibit G.

         8. Impact of Amendment. All provisions of the Securities Purchase Agreement and the exhibits thereto not amended by this Amendment shall remain in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed by one of its duly authorized signatories as of the date first above written.

                                        PATRIOT AMERICAN HOSPITALITY, INC.

                                            By:
                                               -----------------------------
                                            Name:
                                            Title:
                                            Address:   1950 Stemmons Freeway
                                                       Suite 6001
                                                       Dallas, Texas 75207

                                        WYNDHAM INTERNATIONAL, INC.

                                            By:
                                               -----------------------------
                                            Name:
                                            Title:
                                            Address:   1950 Stemmons Freeway
                                                       Suite 6001
                                                       Dallas, Texas 75207

                                        PATRIOT AMERICAN HOSPITALITY
                                        PARTNERSHIP, L.P.

                                        By: PAH GP, INC., its General Partner

                                            By:
                                               -----------------------------
                                            Name:
                                            Title:
                                            Address:   1950 Stemmons Freeway
                                                       Suite 6001
                                                       Dallas, Texas 75207

                                        WYNDHAM INTERNATIONAL OPERATING
                                        PARTNERSHIP, L.P.

                                        By: Wyndham International, Inc., its
                                            General Partner

                                            By:
                                               -----------------------------

                                            Name:
                                            Title:
                                            Address:   1950 Stemmons Freeway
                                                       Suite 6001
                                                       Dallas, Texas 75207

                  [Remainder of page intentionally left blank]

                                        ORIGINAL INVESTORS:

                                        APOLLO REAL ESTATE
                                        INVESTMENT FUND III, L.P.

                                        By:  Apollo Real Estate
                                             Advisors III, L.P.,
                                             its General Partner

                                             By:  Apollo Real Estate Capital
                                                  Advisors III, Inc.,
                                                  its General Partner

                                        By:
                                           ---------------------------------
                                              Name:
                                              Title:


                                        APOLLO INVESTMENT FUND IV, L.P.

                                        By:  Apollo Advisors, IV, L.P., its
                                             General Partner

                                             By: Apollo Capital Management IV,
                                                 Inc., its General Partner

                                        By:
                                           ---------------------------------
                                             Name:
                                             Title:
                                             Address: 1301 Avenue of the
                                                      Americas, 38th Floor
                                                      New York, New York 10019

                                        THOMAS H. LEE EQUITY FUND IV, L.P.

                                        By:  THL Equity Advisors IV, LLC

                                            By:
                                               -----------------------------
                                            Name:
                                            Title:
                                            Address:  75 State Street
                                                      Suite 2600
                                                      Boston, Massachusetts
                                                      02109


                                        THOMAS H. LEE FOREIGN FUND IV, L.P.

                                        By:  THL Equity Advisors IV, LLC

                                            By:
                                               -----------------------------
                                            Name:
                                            Title:
                                            Address:  75 State Street
                                                      Suite 2600
                                                      Boston, Massachusetts
                                                      02109


                                        THOMAS H. LEE CHARITABLE
                                        INVESTMENT L.P.

                                        By:  THL Equity Advisors IV, LLC

                                            By:
                                               -----------------------------
                                            Name:
                                            Title:
                                            Address:  75 State Street
                                                      Suite 2600
                                                      Boston, Massachusetts
                                                      02109

                                        THL-CCI LIMITED PARTNERSHIP

                                        By:  THL Equity Advisors IV, LLC

                                            By:
                                               -----------------------------
                                            Name:
                                            Title:
                                            Address:  75 State Street
                                                      Suite 2600
                                                      Boston, Massachusetts
                                                      02109

                                        BEACON CAPITAL PARTNERS, L.P.

                                        By:  Beacon Capital Partners, Inc., its
                                             General Partner

                                        By:
                                           ---------------------------------
                                            Name:
                                            Title:
                                            Address:  1 Federal Street
                                                      26th Floor
                                                      Boston, Massachusetts
                                                      02110

                                        STRATEGIC REAL ESTATE
                                        INVESTMENTS I, L.L.C.

                                            By:
                                               -----------------------------
                                              Name:
                                              Title:
                                              Address:   1995 University Avenue
                                                         Suite 550
                                                         Berkeley, California
                                                         94704

                                      2